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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of DPEC, Inc. (the "Company"), which has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-1 for the registration of certain of its common shares in connection with the public offering of such common shares, hereby constitutes and appoints Carol
A. Clark and Gary W. Qualmann, or either of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 and any and all amendments (including post-effective amendments) and documents related thereto, and to file the same, and any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 13th day of March, 2000.

                                           /s/ Kenneth T. Stevens
                                           --------------------------------
                                           Kenneth T. Stevens